Exhibit 99.1

PO Box 9005 Quakertown PA 18951-9005 215.538.5600 1.800.491.9070 www.qnbbank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS SECOND QUARTER AND FIRST HALF EARNINGS

QUAKERTOWN, PA (July 28, 2015) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the second quarter of 2015 of $1,934,000, or $0.58 per share on a diluted basis. This compares to net income of $2,172,000, or $0.66 per share on a diluted basis, for the same period in 2014. For the six month period ended June 30, 2015, QNB reported net income of $4,070,000, or $1.22 per share on a diluted basis. This compares to net income of $4,468,000, or $1.36 per share on a diluted basis, reported for the six month period ended June 30, 2014.

Net income expressed as an annualized rate of return on average assets and average shareholders’ equity was 0.81% and 8.83%, respectively, for the quarter ended June 30, 2015 compared with 0.95% and 10.66%, respectively, for the quarter ended June 30, 2014. For the comparative six month periods the annualized rate of return on average assets and average shareholders’ equity was 0.85% and 9.41%, respectively, for 2015 compared with 0.98% and 11.12%, respectively, for 2014.

Total assets as of June 30, 2015 were $955,245,000, compared with $977,135,000 at December 31, 2014. Loans receivable at June 30, 2015 were $578,256,000 compared with $555,282,000 at December 31, 2014, an increase of $22,974,000, or 4.1%, with commercial lending as the largest contributor to the growth. Total deposits at June 30, 2015 were $826,081,000, a decline of 3.0% compared with $851,592,000 at December 31, 2014, due primarily to the seasonal reduction in public funds balances.

David W. Freeman, President and Chief Executive Officer stated, “The strong loan growth in 2015 reflects our business development efforts and superior service. The growth in business and consumer households resulted in increases in checking accounts as well.” Mr. Freeman further noted, “The trend of improvement in our levels of classified loans and non-performing assets continued.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and six months ended June 30, 2015 totaled $6,642,000 and $13,329,000, respectively, an increase of $145,000, and $439,000 from the same periods in 2014. The net interest margin for the second quarter of 2015 was 3.06% compared to 3.18% for the second quarter of 2014 and 3.08% for the linked first quarter of 2015. Net interest margin for the six months ended June 30, 2015 was 3.07%, a decline of eight basis points compared to 3.15% for the same period in 2014. The prolonged low interest rate environment and loan rate competition continues to exert pressure on asset yields. The yield on earning assets declined 13 basis points from 3.67% for the second quarter of 2014 to 3.54% for the second quarter of 2015. For the six months ended June 30, 2015, the yield on earning assets declined ten basis points, from 3.65% in 2014 to 3.55% in 2015. The cost of interest-bearing liabilities was 0.57% for the second quarter and first six months of 2015, a decline of one basis point for the quarter and two basis points for the six months ended June 30, 2015 when compared to the same periods in 2014.

Partially offsetting the impact of declining asset yields on net interest income was the growth in loans in proportion to total earning assets. Average loans for the second quarter of 2015 grew $52,857,000, or 10.1%, to $573,766,000 from the second quarter of 2014 while average investment securities declined $12,453,000, or 3.5%, to $339,508,000 for the same period. Other earnings assets, consisting primarily of interest-bearing cash, increased $5,357,000 to $14,677,000 for the second quarter of 2015 compared with second quarter of 2014.

Average loan growth was funded both by cash flow from mortgage backed securities payments and increased deposit balances. Average deposits for the second quarter of 2015 were $839,586,000, an increase of $43,054,000, or 5.4%, from the same quarter in 2014. Average non-interest bearing and interest-bearing demand deposits grew $16,287,000, or 21.0%, to $93,814,000 and $15,547,000, or 13.0%, to $134,941,000, respectively, in the second quarter 2015, compared to the same period in 2014. These low-cost deposits also provide opportunity for fee income. Average interest-bearing municipal demand accounts increased $1,056,000 to $91,989,000 for the second quarter of 2015 compared to the same period in 2014. Money market and savings balances grew 12.6% and 3.1%, respectively, to $65,287,000 and $216,598,000, respectively, for the second quarter of 2015 compared to the same period in 2014. Average time deposits declined $3,616,000, or 1.5%, to $236,957,000 in second quarter 2015, compared to second quarter 2014.

Asset Quality, Provision for Loan Loss and Allowance for Loan Loss

QNB recorded a $60,000 provision for loan losses in the second quarter and first six months of 2015; no provision was recorded in the first half of 2014. QNB's allowance for loan losses of $7,655,000 represents 1.32% of loans receivable at June 30, 2015 compared to an allowance for loan losses of $8,001,000, or 1.44% of loans receivable at December 31, 2014, and $8,900,000, or 1.71% of loans receivable at June 30, 2014. Net loan charge-offs were $383,000 for the second quarter of 2015 compared with net recoveries of $81,000 for the second quarter of 2014. For the six month periods ended June 30, 2015 and 2014 net loan charge-offs were $406,000 and $25,000, respectively.

Asset quality improved over the past year with total non-performing assets of $15,019,000 at June 30, 2015 compared with $18,152,000 as of December 31, 2014 and $19,799,000 as of June 30, 2014. Included in this classification are non-performing loans, other real estate owned (OREO) and repossessed assets, and non-performing pooled trust preferred securities. Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans were $12,090,000, or 2.09% of loans receivable at June 30, 2015 compared with $12,667,000, or 2.28% of loans receivable at December 31, 2014 and $14,573,000, or 2.79% of loans receivable, at June 30, 2014. In cases where there is a collateral shortfall on non-accrual loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At June 30, 2015, $7,591,000, or approximately 77% of the loans classified as non-accrual are current or past due less than 30 days. Commercial loans classified as substandard or doubtful, which includes non-performing loans, also improved. At June 30, 2015 substandard or doubtful loans totaled $29,361,000, a reduction of $6,066,000, or 17.1%, from the $35,427,000 reported as of June 30, 2014 and a decrease of $4,993,000, or 14.5%, from the $34,354,000 reported at December 31, 2014.

QNB had other real estate owned and other repossessed assets of $235,000 as of June 30, 2015 compared with $3,046,000 at December 31, 2014 and $2,833,000 at June 30, 2014. Included in the December 31, and June 30, 2014 amount is one property with a fair value of $2,325,000, which was sold in January 2015. There was one new OREO property acquired during the second quarter ended June 30, 2015. For the six months ended June 30, 2015, a total of four OREO properties were sold. Non-accrual pooled trust preferred securities are carried at fair value of $2,694,000, $2,439,000, and $2,393,000 at June 30, 2015, December 31, 2014 and June 30, 2014, respectively. The increase in the carrying value of these securities reflects an improvement in their fair value.

Non-Interest Income

Total non-interest income was $1,599,000 for the second quarter of 2015, a decrease of $26,000, or 1.6%, compared with the same period in 2014. Non-interest income for the six months ended June 30, 2015 was $3,276,000, a decrease of $161,000, or 4.7%, compared to the same period in 2014. Net gains on investment securities decreased $71,000 for the quarter and $190,000 for the first half of 2015, primarily due to a decline in realized gains on the sale of equity securities. QNB recorded net losses in trading activity of $34,000 for the quarter and $19,000 for the six months ended June 30, 2015, compared with net gains from trading activity of $93,000 and $115,000 for the second quarter and first half of 2014, respectively. Net gains on the sale of residential mortgage loans for the second quarter and first six months of 2015 were $119,000 and $182,000, respectively, an increase of $65,000 and $121,000, respectively, compared to the same periods in 2014, due to increased mortgage banking activity. Continued growth in QNB Financial Services resulted in an additional $55,000 in retail brokerage and advisory income for the quarter and $62,000 year-to-date, when compared to the same periods in 2014. Net gains on the sale of OREO property were the primary contributor to an increase in other non-interest income of $51,000 for the quarter, while an $89,000 write-down in the value of OREO taken in the first quarter contributed to the year-to-date decrease in other non-interest income. This OREO write-down was partially offset by increased servicing income and fees for residential mortgage loans.

Non-Interest Expense

Total non-interest expense was $5,664,000 for the second quarter of 2015, an increase of $350,000, or 6.6%, compared with $5,314,000 for the second quarter of 2014. For the six months ended June 30, 2015, total non-interest expense increased $665,000, or 6.3%, to $11,191,000. Salaries and benefits expense increased $217,000, or 7.7% for the quarter, and $418,000, or 7.4%, for the six months ended June 30, 2015. When comparing the two periods, the increase is due to increased salary expenses of $228,000 for the quarter and $350,000 for the six months ended June 30, 2015. The remaining increase is due to bonus accrual of $62,000 and $115,000 for the three and six months ended June 30, 2015, respectively. Net benefits expense decreased for the same periods, due primarily to insurance reimbursements for medical claims paid in prior periods. Net occupancy as well as furniture and fixtures expense increased $25,000 and $54,000 for the quarter and six months ended June 30, 2015, respectively, due primarily to increased rent expense. Other non-interest expense increased $108,000 and $193,000 during the quarter and for the six months ended June 30, 2015, compared to the same periods in 2014. For the quarter and year-to-date, decreased marketing expense and FDIC insurance costs could not offset increases in third party services, shares tax, loan collection expense and check-card charge-offs.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates eleven branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through Investment Professionals, Inc., a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at www.qnbbank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Janice S. McCracken Erkes
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jmccracken@qnbbank.com

QNB Corp.

Consolidated Selected Financial Data (unaudited)

(Dollars in thousands)

Balance Sheet (Period End)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Assets	$955,245	$992,918	$977,135	$994,885	$915,875
Investment securities
Trading	3,871	4,183	4,207	4,122	4,531
Available-for-sale	330,231	350,810	375,219	362,468	344,277
Held-to-maturity	146	146	146	146	146
Loans held-for-sale	466	884	380	130	239
Loans receivable	578,256	570,708	555,282	536,682	521,979
Allowance for loan losses	(7,655)	(7,978)	(8,001)	(8,366)	(8,900)
Net loans	570,601	562,730	547,281	528,316	513,079
Deposits	826,081	864,465	851,592	880,296	796,656
Demand, non-interest bearing	97,060	100,493	86,920	82,983	83,278
Interest-bearing demand, money market and savings	494,877	526,427	521,425	550,962	471,486
Time	234,144	237,545	243,247	246,351	241,892
Short-term borrowings	32,896	35,868	35,189	28,648	34,100
Shareholders' equity	88,537	89,159	86,354	83,328	82,631

Asset Quality Data (Period End)
Non-accrual loans	$9,823	$7,847	$10,770	$10,559	$12,573
Loans past due 90 days or more and still accruing	90	-	-	-	84
Restructured loans	2,177	2,432	1,897	1,895	1,916
Non-performing loans	12,090	10,279	12,667	12,454	14,573
Other real estate owned and repossessed assets	235	664	3,046	3,046	2,833
Non-accrual pooled trust preferred securities	2,694	2,574	2,439	2,462	2,393
Non-performing assets	$15,019	$13,517	$18,152	$17,962	$19,799

Allowance for loan losses	$7,655	$7,978	$8,001	$8,366	$8,900

Non-performing loans / Loans excluding held-for-sale	2.09%	1.80%	2.28%	2.32%	2.79%
Non-performing assets / Assets	1.57%	1.36%	1.86%	1.81%	2.16%
Allowance for loan losses / Loans excluding held-for-sale	1.32%	1.40%	1.44%	1.56%	1.71%

QNB Corp.

Consolidated Selected Financial Data (unaudited)

(Dollars in thousands, except per share data)	Three months ended,					Six months ended,
For the period:	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14

Interest income	$7,746	$7,807	$7,814	$7,741	$7,588	$15,553	$15,115
Interest expense	1,104	1,120	1,163	1,156	1,091	2,224	2,225
Net interest income	6,642	6,687	6,651	6,585	6,497	13,329	12,890
Provision for loan losses	60	-	400	-	-	60	-
Net interest income after provision for loan losses	6,582	6,687	6,251	6,585	6,497	13,269	12,890
Non-interest income:
Fees for services to customers	404	402	446	432	410	806	809
ATM and debit card	394	362	372	378	387	756	735
Retail brokerage and advisory income	204	173	204	138	149	377	315
Net gain on investment securities available-for-sale	214	503	25	180	285	717	907
Net (loss) gain from trading activity	(34)	15	1	40	93	(19)	115
Net gain on sale of loans	119	63	87	110	54	182	61
Other	298	159	1,453	239	247	457	495
Total non-interest income	1,599	1,677	2,588	1,517	1,625	3,276	3,437
Non-interest expense:
Salaries and employee benefits	3,053	2,996	3,055	2,963	2,836	6,049	5,631
Net occupancy and furniture and equipment	887	883	877	865	862	1,770	1,716
Other	1,724	1,648	1,690	1,650	1,616	3,372	3,179
Total non-interest expense	5,664	5,527	5,622	5,478	5,314	11,191	10,526
Income before income taxes	2,517	2,837	3,217	2,624	2,808	5,354	5,801
Provision for income taxes	583	701	731	580	636	1,284	1,333
Net income	$1,934	$2,136	$2,486	$2,044	$2,172	$4,070	$4,468

Share and Per Share Data:
Net income - basic	$0.58	$0.64	$0.75	$0.62	$0.66	$1.22	$1.36
Net income - diluted	$0.58	$0.64	$0.75	$0.62	$0.66	$1.22	$1.36
Book value	$26.49	$26.76	$26.04	$25.20	$25.09	$26.49	$25.09
Cash dividends	$0.29	$0.29	$0.28	$0.28	$0.28	$0.58	$0.56
Average common shares outstanding - basic	3,333,018	3,321,688	3,308,265	3,298,057	3,285,052	3,327,384	3,280,532
Average common shares outstanding - diluted	3,346,533	3,333,802	3,321,849	3,309,465	3,297,442	3,340,118	3,292,092

Selected Ratios:
Return on average assets	0.81%	0.89%	1.00%	0.85%	0.95%	0.85%	0.98%
Return on average shareholders' equity	8.83%	10.00%	11.61%	9.73%	10.66%	9.41%	11.12%
Net interest margin (tax equivalent)	3.06%	3.08%	2.96%	3.04%	3.18%	3.07%	3.15%
Efficiency ratio (tax equivalent)	65.29%	62.75%	57.97%	63.90%	61.72%	64.01%	60.84%
Average shareholders' equity to total average assets	9.14%	8.92%	8.61%	8.70%	8.92%	9.03%	8.79%
Net loan charge-offs (recoveries)	$383	$23	$765	$534	$(81)	$406	$25
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	0.27%	0.02%	0.56%	0.40%	-0.06%	0.14%	0.01%

Balance Sheet (Average)
Assets	$961,077	$971,403	$987,535	$958,512	$916,518	$966,204	$922,390
Investment securities (Trading, AFS & HTM)	339,508	366,161	378,946	358,245	351,961	352,761	362,114
Loans receivable	573,766	558,190	542,859	524,901	520,909	566,021	514,212
Deposits	839,586	847,520	867,870	844,168	796,532	843,531	801,702
Shareholders' equity	87,803	86,650	84,982	83,345	81,752	87,229	81,057